Exhibit 5.1

Advocaten Notarissen Belastingadviseurs
Exhibit 5 Stellantis N.V. Taurusavenue 1 2132 LS Hoofddorp The Netherlands (the “Company”)	Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 16 September 2026 Our ref. M47850709/5/20731795	B.J. Boutellier E bas.boutellier@debrauw.com T +31 20 577 1442 F +31 20 577 1775

Re:

Dear Sir/Madam,

Stellantis N.V. (the “Company”)

Registration with the SEC of the Guarantees

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V., (“De Brauw”) act as Dutch legal advisers to the Company in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(i)

we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)

we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)

we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	FACTUAL RESEARCH

We have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by the Company; and

(ii)	the Preliminary Prospectus and the Prospectus.

(b)	A copy of:

(i)	the Company’s deed of incorporation and its Articles of Association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	the Trade Register Extract.

(c)	A copy of each Corporate Resolution.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	2 / 16

(d)	A copy of each Power of Attorney.

In addition, we have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)

Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Company is not included on any Sanctions List.

(g)

Confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Company is not registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)

(A)	Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(B)	Each electronic signature is a qualified electronic signature or the signing method used for it is sufficiently reliable.

(iii)	Each confirmation listed in paragraph 3 is true.

(iv)	Each Agreement has been signed by all parties in the form referred to in this opinion.

(b)

(i)	The Board Regulations remain in force without modification.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	3 / 16

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(iii)	There is no works council (ondernemingsraad) the advice of which must be sought on the Company’s decision to guarantee the Notes.

(c)

(i)	Each party other than the Company has validly entered into each Agreement.

(ii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Company under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney (including, whether or not expressed, to sign by electronic signature).

(d)

When validly signed by all parties (including by electronic signature), each Agreement is valid and binding on and enforceable against each party under New York law by which they are expressed to be governed.

(e)	The Company’s assets are not intended for public use (de openbare dienst).

(f)

(i)	The selling restrictions set out in the Prospectus and the Preliminary Prospectus have been complied with.

(ii)	Any Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(iii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(g)	The Registration Statement has been filed with the SEC for the offering of the Securities.

(h)	The Company and the Issuer belong to the same group (groep).

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	4 / 16

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

(a)	The Company has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Company has the corporate power to enter into and perform each Agreement.

(ii)	The Company has taken all necessary corporate action to authorise its entry into and performance of each Agreement.

(iii)	The Company has validly signed each Agreement.

(c)

(i)	The Company does not require any governmental licence, dispensation, recognition or other consent for its entry into and performance of any Agreement.

(ii)	There are no governmental registration, filing or similar formalities required to ensure the validity and binding effect on and enforceability against the Company of any Agreement.

(d)	The Company’s entry into and performance of each Agreement do not violate Dutch law or its Articles of Association.

(e)

(i)	The choice of New York law as the governing law of the Guarantees and the Base Indenture is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Company of each Agreement.

(f)

(i)	The validity and binding effect on and enforceability against the Company of the submission to the jurisdiction of the New York Courts in the Base Indenture:

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	5 / 16

(A)	under Dutch private international law are likely governed by New York law; and

(B)	are not restricted by Dutch law.

(ii)	The validity and binding effect on and enforceability against the Company of the appointment by it in the Base Indenture of an agent for service of process:

(A)	is governed by the law designated by New York private international law; and

(B)	is not restricted by Dutch law.

(iii)

A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

(g)	The Company is not entitled to immunity from legal proceedings nor are its assets immune from execution.

(h)	In a Dutch court, the creditor of a claim expressed in a foreign currency may seek an order for payment at his option in that foreign currency or in the Dutch currency.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	6 / 16

(b)	The recognition of New York law as the governing law of the Guarantees and the Base Indenture:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when each of the Guarantees and the Base Indenture was entered into (other than the choice of New York law as the governing law of such Agreement) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)

The binding effect and enforceability of the submission to the jurisdiction of the New York Courts in the Base Indenture are subject to limited exceptions, including any exceptions applicable under the Brussels I-bis Regulation or the Lugano Convention.

(d)

Under the Brussels I-bis Regulation, a choice of court agreement that (i) provides for a choice of court in the European Union, and (ii) permits a party to bring proceedings before another court, is valid insofar as (A) the other court is a court in the European Union or a state party to the Lugano Convention, and (B) the agreement identifies objective factors which are sufficiently precise to enable the

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	7 / 16

other court to ascertain whether it has jurisdiction. It is uncertain whether this rule applies to other non-exclusive choices of court and we do not express any opinion on the effects of this rule on the Base Indenture.

(e)	Enforcement in the Netherlands of each Agreement and of foreign judgments is subject to Dutch rules of civil procedure.

(f)

The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) the Company’s entry into and performance of each Agreement violates Dutch law, and (ii) each Agreement is valid, binding and enforceable.

(g)	In respect of proceedings in a Dutch court for the enforcement of each Agreement, the appointment of a process agent pursuant to Section 1.14(1) of the Base Indenture may be without effect.

(h)	In proceedings in a Dutch court for the enforcement of any Agreement, the court may mitigate amounts due in respect of litigation and collection costs.

(i)

Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(j)

If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of any of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity’s interest.

(k)

To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(l)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	8 / 16

the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)

A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(m)	We do not express any opinion on:

(i)	competition (including state aid) matters;

(ii)	the validity of any assignment or transfer pursuant to each of the Agreements or any other in rem matters; and

(iii)	tax matters.

7	RELIANCE

(a)

This opinion is an exhibit to the Current Report on Form 6-K to be incorporated by reference into the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as a part of (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

(i)

the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Current Report on Form 6-K to be incorporated by reference into Registration Statement; and

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	9 / 16

(ii)	refer to De Brauw giving this opinion under the heading “Validity of Notes and Guarantees” in the Preliminary Prospectus and the Prospectus.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[Signature page follows]

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	10 / 16

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Bas Boutellier
Bas Boutellier Advocaat

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	11 / 16

Annex – Definitions

Part 1 - General

In this opinion:

“2031 Notes” means USD 1,250,000,000 6.750 % fixed rate notes due 2031.

“2036 Notes” means USD 1,250,000,000 7.400 % fixed rate notes due 2036.

“Agreements” is defined in part 3 (Documents) of this Annex.

“Articles of Association” is defined in part 2 (Company) of this Annex.

“Base Indenture” is defined in part 3 (Documents) of this Annex.

“Base Prospectus” is defined in part 3 (Documents) of this Annex.

“Board Regulations” is defined in part 2 (Company) of this Annex.

“Brussels I-bis Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“Company” is defined in part 2 (Company) of this Annex.

“Corporate Resolution” is defined in part 2 (Company) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Guarantees” is defined in part 3 (Documents) of this Annex.

“Indenture” is defined in part 3 (Documents) of this Annex.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means Stellantis Finance US Inc.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	12 / 16

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York law” means the laws of the State of New York without regard to its conflicts of laws principles.

“New York Court” means any U.S. federal or state court in the State of New York, New York County.

“Notes” means each of the 2031 Notes and the 2036 Notes.

“Offer Regulations” means:

(a)

Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)

Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)

Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC; and

(d)	Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable.

“Officer’s Certificate” is defined in part 3 (Documents) of this Annex.

“Power of Attorney” is defined in part 2 (Company) of this Annex.

“Preliminary Prospectus” is defined in part 3 (Documents) of this Annex.

“Prospectus” is defined in part 3 (Documents) of this Annex.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	13 / 16

“Registration” means the registration of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 (File Nos. 333-297933 and 333-297933-01), including the Prospectus and the Preliminary Prospectus, relating to the Registration, excluding any other documents incorporated by reference into it and any exhibits to it.

“Sanctions List” means each of:

(a)	the Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)	the National sanction list terrorism (Nationale sanctielijst terrorisme).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means each of the Notes and the Guarantees.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the European part of the Netherlands.

“Trade Register Extract” is defined in part 2 (Company) of this Annex.

“Trustee” means The Bank of New York Mellon as trustee under the Indenture.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	14 / 16

Part 2 – Company

In this opinion:

“Articles of Association” means the articles of association (statuten) of the Company, as last amended by deed of amendment dated 10 March 2021.

“Board Regulations” means the management board regulations of the Company’s management board (bestuur) dated 10 October 2024 pursuant to Article 20.3 of the Articles of Association.

“Company” means Stellantis N.V., a public limited liability company (naamloze vennootschap), with seat in Amsterdam, Trade Register number 60372958.

“Corporate Resolution” means each of

(a)

the redacted minutes of Company’s management board (bestuur) held on 5 February 2026, including as an annex thereto the debt issuance authorisation resolution adopted at such meeting, pursuant to which the Company’s management board authorised (i) the issuance of the Notes to be guaranteed by the Company and (ii) granted a power of attorney to the Chairman of the board of directors or the Chief Executive Officer of the Company, and any person designated and authorised so to act by the Chairman or the Chief Executive Officer, to implement such issuance to be guaranteed by the Company on behalf of the Company; and

(b)

a written resolution of the Company’s management board (bestuur) dated 4 March 2026, including a power of attorney granted by the Company to each of Joao Eduardo Laranjo Alves Ferreira and Ferrante Zileri Dal Verme.

“Power of Attorney” means each of the powers of attorney included in the resolutions of the Company’s management board referred to in the definition of “Corporate Resolution” above.

“Trade Register Extract” means a Trade Register extract relating to the Company provided by the Chamber of Commerce and dated 16 September 2026.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	15 / 16

Part 3 – Documents

In this opinion:

“Agreements” means the Base Indenture and the Guarantees.

“Base Indenture” means the indenture dated 16 September 2026 between the Issuer, the Company and the Trustee in relation to the Securities.

“Base Prospectus” means the base prospectus, as filed with the Securities and Exchange Commission on 3 August 2026, and to be used in connection with the public offering and sale of debt securities of the Issuer and the Company.

“Guarantees” means each of:

(a)	the unconditional and irrevocable guarantee by the Company of the due and punctual payments on the 2031 Notes issued by the Issuer.

(b)	the unconditional and irrevocable guarantee by the Company of the due and punctual payments on the 2036 Notes issued by the Issuer.

“Indenture” means the Base Indenture, together with the Officer’s Certificate.

“Officer’s Certificate” means the officer’s certificate of the Company in relation to the Guarantees.

“Preliminary Prospectus” means the preliminary prospectus supplement relating to the Securities, together with the Base Prospectus.

“Prospectus” means the final prospectus supplement relating to the Securities, together with the Base Prospectus.

Legal opinion on Stellantis N.V.

Our ref. M47850709/5/20731795	16 / 16